Exhibit 21.1

Subsidiaries of Mediacom LLC

Subsidiary	State of Incorporation or Organization	Names Under Which Subsidiary does Business
Mediacom Arizona LLC	Delaware	Mediacom Arizona LLC Mediacom Cable TV I LLC Mediacom Arizona Cable Network LLC
Mediacom California LLC	Delaware	Mediacom California LLC
Mediacom Capital Corporation	New York	Mediacom Capital Corporation
Mediacom Delaware LLC	Delaware	Mediacom Delaware LLC
Maryland Mediacom Delaware LLC
Mediacom Illinois LLC	Delaware	Mediacom Illinois LLC
Mediacom Indiana Partnerco LLC	Delaware	Mediacom Indiana Partnerco
Mediacom Indiana Holdings, L.P.	Delaware	Mediacom Indiana Holdings, L.P.
Mediacom Indiana LLC	Delaware	Mediacom Indiana LLC
Mediacom Iowa LLC	Delaware	Mediacom Iowa LLC
Mediacom Minnesota LLC	Delaware	Mediacom Minnesota LLC
Mediacom Southeast LLC	Delaware	Mediacom Southeast LLC
Mediacom New York LLC
Mediacom Wisconsin LLC	Delaware	Mediacom Wisconsin LLC
Zylstra Communications Corporation	Minnesota	Zylstra Communications Corporation

Subsidiaries of Mediacom Illinois LLC

Subsidiary	State of Incorporation or Organization	Names Under Which Subsidiary does Business
Illini Cable Holding, Inc.	Illinois	Illini Cable Holding, Inc.

Subsidiaries of Illini Cable Holding, Inc.

Subsidiary	State of Incorporation or Organization	Names Under Which Subsidiary does Business
Illini Cablevision of Illinois, Inc.	Illinois	Illini Cablevision of Illinois, Inc.